UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2020

Franchise Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-35588	27-3561876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of principal executive offices) (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 10, 2020, Franchise Group, Inc. (the “Company) entered into a Senior Secured Super Priority Debtor-In-Possession Delayed Draw Term Loan Agreement (the “DIP DDTL Agreement”) with Tuesday Morning Corporation (“Tuesday Morning”) and certain of its direct and indirect subsidiaries (together with Tuesday Morning, the “Loan Parties”).  Pursuant to the DIP DDTL Agreement, the Company agreed to lend Tuesday Morning up to an aggregate principal amount of $25 million in the form of delayed draw term loans (the “DIP Term Facility”).  The DIP Term Facility is guaranteed by certain of the Loan Parties and secured on a super priority basis by real estate assets owned by the Loan Parties, including its corporate headquarters and warehouse/distribution complex located in Dallas, Texas.  The DIP Term Facility will mature on April 10, 2021, which maturity (unless accelerated subject to the terms set forth in the DIP DDTL Agreement) may be extended, subject to payment of an extension fee to the Company, for an additional three (3) months at the election of Tuesday Morning.  The DIP Term Facility will bear interest at a rate per annum based on 3-month LIBOR (with a 1.00% LIBOR floor), plus an interest rate margin of 5.0% (subject to further increase of 2.0% upon the occurrence of an event of default).

The foregoing description is subject to, and qualified in its entirety by, the full text of the DIP DDTL Agreement which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

The DIP Term Facility is being provided in connection with Tuesday Morning’s Chapter 11 bankruptcy cases, which were commenced on May 27, 2020 in the United States Bankruptcy Court for the Northern District of Texas (such proceedings, the “Tuesday Morning Chapter 11 Proceedings”).  Following a hearing held on July 8, 2020, on July 10, 2020 the judge presiding over the Tuesday Morning Chapter 11 Proceedings entered an order approving the DIP Term Facility.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Senior Secured Super Priority Debtor-In-Possession Delayed Draw Term Loan Agreement, dated as of July 10, 2020, by and among Franchise Group, Inc., Tuesday Morning Corporation, Tuesday Morning, Inc. and each of the subsidiaries of Tuesday Morning Corporation and Tuesday Morning, Inc. named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: July 10, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer